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                                                                    EXHIBIT 99.1


                         FORM 4 JOINT FILER INFORMATION


Name:                                       Hawazen (BVI) Corp.

Address:                                    c/o Gestrust SA
                                            Case Postale 1507
                                            2 rue Thalberg
                                            CH-1211 Geneva 1
                                            Switzerland

Designated Filer:                           Salah N. Osseiran

Issuer Name and Ticker Symbol:              CTI Group (Holdings) Inc. (CTIG)

Date of Event Requiring Statement:          December 31, 2003

Signature:                                  Hawazen (BVI) Corp.


                                            By:  /s/ Salah N. Osseiran
                                               ------------------------------
                                                     Name: Salah N. Osseiran
                                                     Title: Managing Director